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                                                     Exhibit No. 99(b)(9)(a)(14)

                              TRANSFER AGENCY AGREEMENT

                              AMENDMENT NUMBER FOURTEEN

         THIS AGREEMENT is made as of the 30th day of November, 1997, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation" ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.


                                W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund has retained PFPC to provide certain transfer agency services pursuant to a Transfer Agency Agreement dated as of June 19, 1989 and as amended (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the Thirty existing Portfolios of the Fund; and

         WHEREAS, the Fund has since organized two new Portfolios, designated "U.S. 4-10 Value Portfolio" and "Emerging Markets Value Portfolio" (the "New Portfolios"), and the parties hereto desire that PFPC shall provide the New Portfolios with the


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same services that PFPC provides to the other thirty Portfolios of the Fund pursuant to the Agreement; and

         WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1.   The Fund has delivered to PFPC copies of:

              (a) Post-Effective Amendment Number 46 to the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on November 30, 1997, wherein the New Portfolios are described;

              (b) The exhibits to such post-effective amendment, including the form of Articles Supplementary to the Articles of Incorporation which pertain to the New Portfolios; and

              (c) Amendment Number Fourteen dated November 30, 1997 of the Administration and Accounting Services Agreement between the parties dated as of June 19, 1989.

              2.   The Agreement hereby is amended effective November 30, 1997 by:
              (a)  adding the following sentence immediately


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after the fifteenth sentence of Section 1 therein, "As of November 30, 1997, the
Fund delivered to PFPC a Prospectus dated November 30, 1997 wherein two new classes of Fund shares designated "U.S. 4-10 Value Portfolio" and "Emerging Markets Value Portfolio" are described, and the parties agree that the terms of this Agreement shall apply to the Portfolios described in such Prospectus.";

              (b) adding a new sentence immediately following the fifteenth sentence of Section 19 as follows: "The foregoing provisions of this Section 19 notwithstanding, this Agreement with respect to U.S. 4-10 Value Portfolio and Emerging Markets Value Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

              3. The Fee Schedules of PFPC applicable to the New Portfolios shall be as agreed in writing from time to time.

              4. In all other respects the Agreement shall remain unchanged and in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Fourteen to the Agreement to be executed by


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their duly authorized officers designated below on the day and year first above written.

                                       DFA INVESTMENT DIMENSIONS GROUP INC.


                                       By:
                                           --------------------------------

                                       PFPC INC.

                                       By:
                                           --------------------------------


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